Exhibit 99.6

Customer Q&A

1.	Why should I feel comfortable continuing to do business with Intermec during this interim period?

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The entire organization is committed to the success of our customers, today and in the future. We have a long track record of providing our customers with the highest levels of attention and support, and this will not change.

•	To accelerate the pursuit of our strategic objectives, we can now leverage Honeywell’s capabilities and resources.

•	We remain dedicated to continuing to meet the needs of our customers with the personal touch and availability that they have come to expect from us.

2.	Will there be any interruption to operations during the integration or after?

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During this time, we will continue to operate as independent entities, so it’s business as usual. We remain dedicated to continuing to meet the needs of our customers with the personal touch and availability that you have come to expect from us.

•	We will, of course, keep you as informed as possible and update you with additional information as it becomes available.

3.	What does this mean for the current contract/project I have with Intermec?

•	During this time, we will continue to operate as independent entities, so it’s business as usual. All current contracts remain in force.

4.	What does this mean for the products you’ve sold us over the last few years? What assurances can you give us that they’ll continue to be available and/or supported after the transaction closes?

•	All warranties and service contracts will be honored.

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The entire organization is committed to the success of our customers, today and in the future. We have a long track record of providing our customers with the highest levels of attention and support, and this will not change.

•	Any decisions with respect to specific product lines and overlaps, to the extent any exist, will be communicated at the appropriate time as they are made.

5.	Will I still be serviced by the same Intermec representatives?

•	In the near term, and certainly until the transaction closes, there will be no changes to your day-to-day relationship with Intermec.

•	Your Intermec representatives will keep you as informed as possible, and update you with additional information as it becomes available.

6.	I have been a long-term supplier/partner of Intermec, what happens now?

•	Intermec contracts and agreements continue to be in effect at this point.

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As stated until the close it’s business as usual. Intermec depended on your performance before this announcement and it continues to need you as a critical partner to perform. We need you to continue to focus on your performance on commitments to Intermec going forward.

•	We will not speculate on how the supply chains of the integrated operations will look. What we would say is that your performance should be your focus.

Important Additional Information about the Merger Transaction

Intermec plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the merger transaction. This communication does not constitute a solicitation of any vote or approval. The proxy statement and other documents to be filed with the SEC related to the merger transaction will contain important information about Honeywell, Intermec, the merger transaction and related matters. Investors are urged to carefully read the proxy statement and other documents to be filed with the SEC in connection with the merger transaction or incorporated by reference into the proxy statement, when available. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Intermec through the website maintained by the SEC at www.sec.gov or by contacting Intermec Investor Relations at (425) 348-2600. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Intermec’s website at www.intermec.com. (Which website is not incorporated herein by reference).

Intermec and its directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Intermec’s stockholders in connection with the proposed merger transaction will be set forth in the proxy statement described above when it is filed with the SEC. Additional information regarding Intermec’s executive officers and directors, including stockholdings, is included in Intermec’s definitive proxy statement for 2012, which was filed with the SEC on April 12, 2012. You can obtain free copies of this document from Intermec using the contact information above.

Forward-Looking Statements

Statements made in this communication and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, or predictions of the future, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. These statements include those regarding the closing of the merger transaction, the expected timing of the merger transaction and the potential effects of the merger transaction, including if it does not close.

These statements are not guarantees of future performance or events and are subject to risks, uncertainties and assumptions that could cause actual results or events to vary materially from those indicated in this communication, including: the ability to obtain regulatory approvals of the merger transaction on the proposed terms and schedule; the failure of Intermec’s stockholders to approve the merger transaction; disruption to our business, including customer, employee and supplier relationships resulting from the merger transaction; the effect of the merger transaction on pricing, spending, third-party relationships and revenues; and other factors described in Intermec’s reports filed with the SEC, including our annual report for the year ended December 31, 2011 and subsequent quarterly reports, filed with the SEC, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except to the extent required by law, Intermec disclaims any obligation to update any forward-looking statements after the distribution of this communication, whether as a result of new information, future events, changes in assumptions, or otherwise.